UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 8, 2008

COMSYS IT PARTNERS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-27792 (Commission File No.)	56-1930691 (I.R.S. Employer Identification Number)
4400 Post Oak Parkway, Suite 1800
Houston, Texas 77027
(Address of Principal Executive Offices)
(713) 386-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     On February 14, 2008, COMSYS IT Partners, Inc. (the “Company”) reported via press release its results of operations for its fourth quarter and the year ended December 30, 2007. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Note: The information contained in this report (including Exhibit 99.1) is intended to be deemed “filed” rather than “furnished” under the Securities Exchange Act of 1934, as amended.
     Exhibit 99.1 discloses certain financial measures which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). We believe EBITDA to be relevant and useful information to our investors in assessing our financial operating results as these measures are used by our management in evaluating our financial performance, liquidity, our ability to service debt and fund capital expenditures. Additionally, our Debt to EBITDA ratio affects the interest rates we pay on our credit agreements. However, these measures should be considered in addition to, and not as a substitute, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles, and may not be comparable to similarly titled measures reported by other companies. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measures as required under SEC rules regarding the use of non-GAAP financial measures.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 8, 2008, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved 2007 bonus payments to the named executive officers identified below. These bonuses were awarded under the COMSYS Annual Incentive Plan (the “Incentive Plan”). The 2007 bonus payments, which will be paid in the first quarter of fiscal 2008, approved by the Committee for our named executive officers are as follows: Larry L. Enterline, $562,500; Amy Bobbitt, $107,500; Michael H. Barker, $315,000; Ken R. Bramlett, Jr., $207,542; and David L. Kerr, $218,765.
     Additionally, the Committee approved an amended and restated employment agreement with our Chief Accounting Officer, Amy Bobbitt. The agreement will become effective on February 14, 2008, and is substantially identical in form to those that we have in place with our other executive officers. The employment agreement provides for an annual base salary of not less than $250,000, which may be increased as determined by the Committee. Ms. Bobbitt is eligible to participate in the executive incentive bonus plan. Under the incentive bonus plan, Ms. Bobbitt is eligible for an annual bonus, ranging from 50% to 200% of her target bonus (which is expressed as a percentage of her annual base salary), also referred to as the bonus potential, based upon the achievement of certain EBITDA targets established by the Committee. The 2008 EBITDA target was set on February 8, 2008, for all of our executive officers. Ms. Bobbitt will not earn any incentive unless a minimum of 90% of the 2008 EBITDA target is achieved.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release dated February 14, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.
Date: February 14, 2008	By:	/s/ Amy Bobbitt
		Name:	Amy Bobbitt
		Title:	Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated February 14, 2008